UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 6, 2011

VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)

(310) 571-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of VCA Antech, Inc. (the “Company”) was held on June 6, 2011.  The matters submitted to a vote of the Company’s stockholders and the certified results are as follows:

1.           Election of Class III Directors:  The nominees for Class III director listed below were elected by the following vote:

Nominee	For	Withheld	Broker Non-Votes
John B. Chickering, Jr.	53,924,441	22,520,615	3,138,637
John Heil	73,045,543	3,399,513	3,138,637

2.           Ratification of Appointment of KPMG:  The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
79,430,747	134,429	18,517	0

3.           Re-Approval of Material Terms of Performance Goals under the 2006 Equity Incentive Plan:  The material terms of the performance goals under the 2006 Equity Incentive Plan were re-approved by the following vote:

For	Against	Abstain	Broker Non-Votes
72,720,259	3,327,855	396,942	3,138,637

4.           Re-Approval of Material Terms of Performance Goals under the 2007 Cash Incentive Plan:  The material terms of the performance goals under the 2007 Cash Incentive Plan were re-approved by the following vote:

For	Against	Abstain	Broker Non-Votes
67,765,679	8,277,204	402,173	3,138,637

5.           Advisory Vote on Executive Compensation:  The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
44,323,097	31,717,379	404,580	3,138,637

6.           Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:  The shareholders recommended, on an advisory basis, that the Company hold an annual advisory vote on the compensation of the Company’s named executive officers, by the following vote:

One Years	Two Years	Three Year	Abstain	Broker Non-Votes
50,116,482	136,200	25,785,056	407,318	3,138,637

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2011	VCA ANTECH, INC.

	By:	/s/ Tomas W. Fuller
	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer

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